Sanara MedTech Overview
(Nasdaq: SMTI)

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the “Company,” “Sanara,” “we,” “our” or “us”). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will,” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the potential benefits created by the Precision Healing merger, the Scendia acquisition and the InfuSystem partnership, the anticipated impact of the Precision Healing Merger, the Scendia acquisition and the InfuSystem partnership on Sanara’s business and future financial and operating results, Sanara’s ability to license and distribute Scendia products, the development of new products, the regulatory process and expansion of the Company’s business. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Sanara MedTech

Sanara MedTech

Overview

- Based in Fort Worth, Texas
- NASDAQ: SMTI: $303 million market cap as of November 25, 2022
- In Q3 2022, revenues generated by the Company increased 124% compared to the prior year period.
- Two main divisions: Surgical wound care (acute settings, implemented in 2018) and comprehensive wound and skin care (post-acute settings, full launch expected in 2023)
- Primary objectives are geographic expansion across the US, penetration of existing hospital approvals, and adding more complementary products to the surgical suite of products
  - SMTI has implemented a value-based approach in the DRG reimbursement system in multiple specialties
- Secondary objective is to offer the first comprehensive wound strategy that is focused on value-based care across all care-settings


FORT WORTH STOCK YARDS

Surgical Products

- Generated $37 million in TTM revenue (as of 2022 Q3 end)
- 36 field sales managers
- CellerateRX® Surgical sold in 662[1] hospitals/ASCs in the TTM
- CellerateRX Surgical sold in hospitals/ASCs across 28[2] states in the TTM
- CellerateRX Surgical approved to be sold in 1,714 hospitals/ASCs
  - Introduced bone biologics in 2022 and surgical antimicrobial product will be introduced in 2023
- Total estimated available market in the United States:
  - 6,090[3] hospitals
  - 5,700[4] ASCs

Comprehensive Wound and Skin Care

- Generated $0.7 million in TTM FFS revenue (as of 2022 Q3 end)
- Completing development with expected launch in Q1/Q2 2023
- NPWT Partnership with InfuSystem Holdings, Inc.
- Significant investment since 2019 including:
  - WounDerm (EMR system)
  - Pixalere (EMR system)
  - Mgroup (Wound care virtual consults)
  - DirectDerm (Dermatology virtual consults)
  - Precision Healing (Advanced wound diagnostics)
  - Rochal Technologies (Wound care product research and development and license agreements)

(1) This number includes facilities where CellerateRX was sold by Sanara in the TTM ended September 30, 2022 and by Scendia since its acquisition in July 2022.
(2) Number based on a minimum of $50,000 revenue in the TTM ended September 30, 2022.
(3) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(4) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Surgical Wound Opportunity

Strategy is to minimize post-acute care costs and avoid hospital admission and wound care center visits.

Surgical Wound Market

- Surgical Wounds are the largest Medicare spend area in wound care totaling $11.7B (including cost of infections)[1]
- 15.3M surgeries in the U.S. each year (excluding ocular surgery), 7.8M in ASCs and 7.5M in hospitals[2]
- 2-4% is the average published rate of surgical site infection/complication across all surgery types[3]

Our Focus

- Reduce the economic and clinical burden of post-operative wound complications
- ~1M Arthroplasties performed annually in the U.S. (hip and knee replacements)
  - 370k hips and 680k knees annually[4]
- Surgical Wound dehiscence across all surgical specialties is a major cause of patient mortality
  - leading to a 61% higher rate of re-admission[5]
  - $40,000+ in average additional hospital charges[5]

Future Market Growth

- By year 2030, total hips and knee procedures are projected to grow by 171% and 189%, respectively[4]
- Revision hip and knees (when initial implantation must be re-done) is expected to increase by 140% and 190%, respectively[4]
- In the U.S., over 73% of adults are overweight and over 40% are considered obese, a major risk factor for unimpaired healing[6]

(1) "Chronic Wounds: Economic Impact and costs to Medicare" by Alliance of Wound Care Stakeholders.
(2) "Surgeries in Hospital-Based Ambulatory Surgery and Hospital Inpatient Settings, 2014" by Claudia A. Steiner, M.D., M.P.H., Zeynal Karaca, Ph.D., Brian J. Moore, Ph.D., Melina C. Imshaug, M.P.H., and Gary Pickens, Ph.D.
(3) Patient Safety Network.
(4) "Projected Volume of Primary and Revision Total Joint Replacement in the U.S. 2030 to 2060" by American Academy of Orthopaedic Surgeons.
(5) "Consensus Document" by World Union of Wound Healing Societies.
(6) https://www.cdc.gov/nchs/fastats/obesity-overweight.htm

Surgical Products

Surgical Division Overview

- 36 field sales managers
- CellerateRX® Surgical sold in 662(1) hospitals/ASCs in the TTM
- CellerateRX® Surgical sold in hospitals/ASCs across 28 states(2) in the TTM
- CellerateRX® Surgical approved to be sold in 1,714 hospitals/ASCs
- Total estimated available market in the United States:
  - 6,090 hospitals(3)
  - 5,700 ASCs(4)
- BIASURGE™ 510(k) filed



(1) This number includes facilities where CellerateRX was sold by Sanara in the TTM ended September 30, 2022 and by Scendia since its acquisition in July 2022.
(2) Number based on a minimum of $50,000 revenue in the TTM ended September 30, 2022.
(3) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(4) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Chronic Wound Care Opportunity

Provide a comprehensive wound care solution that lowers costs through decreased hospitalizations, decreased wound center visits, and improved outcomes.

What is the Wound Care Industry Missing Today?

- Early, accurate diagnosis and intervention
- Comorbidity recognition and management
- Education / standard of care for primary providers
- Access to specialty wound care
- Product and service innovation
- Value-based reimbursement models
  - Current FFS model incentivizes high-cost treatments
  - Efficacy and outcomes not aligned with reimbursement
- Transitional care strategies (vs. episodic care)

▪ Hospitals (3-5 days) ▪ LTAC (28 days) ▪ SNF (21/100 days) ▪ Home Health (60 days)	No continuum of care ownership of the wound patient	Inconsistent treatment plans throughout the continuum

Technology and Services Solutions Strategic Vision

- Diagnostic technology that accurately predicts wound healing trajectory and risk
- Evidence-based clinical decision support across the continuum of care
- Data-based clinical alerts for early risk recognition, adverse outcome prevention, and reduced hospital readmissions
- Cost-effective, advanced product formulary and protocols to minimize care variability (No current gold standards of care)
- Ability to provide timely products to the point of care
- Detailed clinical and financial reporting to monitor outcomes and aid in strategic decision making
- 24/7 access to national wound care specialists via telemedicine-based virtual consultations

Wound and Virtual Consult Strategy Overview

Strategic Highlights

- Sanara MedTech seeks to offer a complete suite of tools to aid clinicians in any care setting as they treat wounds, leading to better patient outcomes and lower cost to the healthcare system.
- The Company's comprehensive offering positions it well to target both fee-for-service and value-based/at-risk models.

Comprehensive Wound and Skin Strategy helps aid wound treatment through a systematic approach that is repeated until a wound is healed.



EMR System and App
• Documentation
• Decision Support
Proprietary Wound Diagnostics
Wound and Skin Virtual Consult Services
Innovative Efficacious Products
Wound Healing

Sanara MedTech Portfolio

Diagnostics/Treatment Algorithms

- Under development
- Novel and disruptive approach to unmet need in the care of skin and chronic wounds
- Allows for development of advanced virtual care pathways with scalable patient access and treatment algorithms

Precision Healing

EMR and Mobile App

- Under development
- Provider to patient interface
- Capabilities include:
  - Wound tracking analytics
  - Recommended treatment plans
  - Efficient revenue cycle workflows
- Data used to develop algorithms to better treat wounds and drive product development

WounDerm

Virtual Consult

- **MGroup Strategies**
  - Wound Care virtual consult services
  - Licensed in 50 states
- **DirectDerm**
  - Dermatology virtual consult services
  - Perform 5,000+ consults per month
- Ability to triage consumer, recommend and prescribe products and expedite on-site care if needed

DirectDerm Mgroup Strategies

Research and Development

- In-house R&D team
- Core Capabilities
  - Product scale-up, FDA-compliant quality management system, manufacturing (Contract Manufacturing Organization), biocompatibility testing, performance testing, stability testing, regulatory support, clinical testing

Rochal Technologies

Sanara MedTech Products

- Highly efficacious products for use by physicians and clinicians across the continuum of care
- **Hydrolyzed Collagen Products**
- **Antimicrobial Products**
- **Scendia Advanced Biologics Portfolio**

Sanara MedTech Evidence Based Healing

Additional Partnership Products

- **FORTIFY TRG™ Tissue Repair Graft**
  - Ideal for reinforcement of soft tissue
- **FORTIFY FLOWABLE™ Extracellular Matrix**
  - Provides a natural, complex ECM scaffold for cellular invasion and capillary growth

COOK BIOTECH

Q3 2022 Financial Highlights

Sanara MedTech


$119.49
Q3
0.55

Overview

- **Revenue**
  - For the quarter, the Company generated net revenues of $13.0 million compared to net revenues of $5.8 million for the three months ended September 30, 2021 representing a 124% increase from the prior year period.
  - Third quarter revenues included $3.0 million of Scendia sales.
- **SG&A**
  - SG&A expenses for the three months ended September 30, 2022, were $12.1 million, as compared to $6.9 million for the three months ended September 30, 2021.
  - The higher SG&A expenses in the third quarter of 2022 were primarily due to direct sales and marketing expenses, which accounted for approximately $3.9 million, or 75% of the increase compared to prior year.
    - The higher direct sales and marketing expenses were primarily attributable to an increase in sales commissions of $3.1 million as a result of higher product sales, and $0.5 million of increased costs as a result of sales force expansion, and $0.3 million of costs related to travel and operational support.
- **Net Loss**
  - We had a net loss of $1.5 million for the three months ended September 30, 2022, compared to a net loss of $2.0 million for the three months ended September 30, 2021.
  - Net loss positively impacted by the recognition of a non-cash income tax benefit of $1.7 million related to purchase accounting for the Scendia acquisition.
- **Cash Balances at end of quarter (in millions)**
  - $22.4 (Q3-21), $18.7 (Q4-21), $16.1 (Q1-22), $12.7 (Q2-22), $10.3 (Q3-22)

Questions

Sanara MedTech
Evidence Based Healing